EXHIBIT 10.36

                       AMENDMENT TO LETTER AGREEMENT WITH
                   TIANJIN CREATE CO. DATED NOVEMBER 7, 2006








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[LETTERHEAD]
CHINA WIRELESS COMMUNICATIONS, INC.


November 7, 2006


Mr. Chun Qing (Frank) Li
President
Tianjin Create IT Company Ltd.
1006 Time Building B
ANSHANXI Road, Tianjin

Subject:  Cooperation Agreement (CWLC and Create Co.) Extension

Dear Mr. Chun Qing (Frank) Li:

We would like to request an extension for final payment to you regarding the completion of the 51% acquisition of Create Co. to December 31, 2006. This extension is requested to permit the completion of the remaining balance due to you to be converted to company restricted common stock and cash.

China Wireless will acquire and own 51% of Create Co. for total assets of $126,766.72 (i.e.1,041,133.76 RMB). China Wireless has paid Create Co. founders $13,460.00USD (i.e 206,612RMB), in stock, and $8,000.00USD in cash, as of this date for a total payment of $21,460.00USD. China Wireless agrees to pay the founders of Create Co. the balance ($105,306.72USD) no later than December 31, 2006. The effective date of this agreement will be November 7, 2006.

As China Wireless must report this transaction to the United States Securities and Exchange Commission, you agree to provide any documentation necessary to reflect and confirm this transaction.

Sincere Regards,

/s/ PEDRO E. RACELIS III

Pedro E. Racelis III (Pete)
President & CEO

The above terms are agreeable and approved by Tianjin Create IT Company Ltd.


/s/ CHUN QING LI
-------------------------------------           --------------------------------
Mr.Chun Qing (Frank) Li                         Date


Cc:  Wendy Shi
     Robert Paradine


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